SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2003

LEXAR MEDIA, INC.

(Exact name of the Registrant as specified in its charter)

Delaware	000-31103	33-0723123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47421 Bayside Parkway, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 413-1200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 5: OTHER EVENTS.

On September 10, 2003, Lexar Media, Inc. agreed to sell 5 million shares of its common stock at a price to the public of $16.50 per share in a public offering to be underwritten by JP Morgan Securities Inc. as sole book-running manager for the offering, together with SG Cowen Securities Corporation as co-lead manager and C.E. Unterberg, Towbin as co-manager. In addition, Roth Capital was included in the final underwriting syndicate for the offering. Lexar has also granted the underwriters a 30-day option to purchase up to an additional 750,000 shares of common stock solely for the purpose of covering over-allotments, if any. The offering is scheduled to close on September 16, 2003.

The offered shares are registered under a “universal shelf” registration statement that was declared effective by the Securities and Exchange Commission on August 13, 2003.

A copy of the prospectus and the prospectus supplement relating to the underwritten offering may be obtained by writing to the offices of JP Morgan Securities Inc., 277 Park Avenue, New York, New York 10172. A copy of the shelf registration statement, base prospectus and prospectus supplement relating to the underwritten offering may be obtained by writing to the offices of Lexar, 47421 Bayside Parkway, Fremont, California 94538. The underwriting agreement between Lexar and JP Morgan Securities Inc., as representative of the several underwriters, and an opinion of counsel related to the offering are filed as exhibits to this report and are incorporated by reference into this report and into the shelf registration statement.

This report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy the shares, nor shall there be any sale of these shares in any state in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit No.	Description of Exhibit
1.01	Underwriting Agreement, dated September 10, 2003, between Lexar and the underwriters.

23.01	Consent of Fenwick & West LLP (included in Exhibit 99.01).

99.01	Opinion of Fenwick & West LLP regarding the legality of the shares offered.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXAR MEDIA, INC.

Date: September 10, 2003	By:	/s/ ERIC S. WHITAKER
Eric S. Whitaker Vice President, Technology Licensing, General Counsel and Secretary

EXHIBIT INDEX

1.01	Underwriting Agreement, dated September 10, 2003, between Lexar and the underwriters.

23.01	Consent of Fenwick & West LLP (included in Exhibit 99.01).

99.01	Opinion of Fenwick & West LLP regarding the legality of the shares offered.